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Contact:
Charles W. Federico, Group President and CEO, Orthofix International, N.V., 704-948-2600


                       ORTHOFIX APPOINTS ALAN W. MILINAZZO
                      AS COMPANY'S CHIEF OPERATING OFFICER

     "His proven track record and knowledge of the medical device industry, combined with his tremendous success at acquiring and launching new, minimally invasive products on an international scale, will have an immediate impact on the New Business Development
                   and International activities of Orthofix."
                Charles Federico, Group President & CEO, Orthofix

HUNTERSVILLE, N.C., Sept. 6, 2005-Orthofix International N.V. (NASDAQ: OFIX) announced today that Alan W. Milinazzo, 45, has joined the Company as its Chief Operating Officer (COO).

Mr. Milinazzo joins Orthofix from Medtronic Inc., where he was Vice President of Medtronic's Vascular business as well as Vice President and General Manager of Medtronic's Coronary and Peripheral businesses. While at Medtronic, Mr. Milinazzo led successful product launches domestically as well as internationally. Additionally, his leadership efforts with regard to M&A activities provided the necessary strategy and direction required to remain at the forefront of the industry. Prior to his time with Medtronic, Mr. Milinazzo spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including Vice President of Marketing for SCIMED Europe, managing a $210 million interventional cardiology business. Mr. Milinazzo brings more than 24 total years of experience in the management and marketing of medical device businesses, including positions with Aspect Medical Systems and American Hospital Supply. He earned a bachelor's degree, cum laude, at Boston College in 1981.

"Alan Milinazzo represents a significant hire for Orthofix. His proven track record and knowledge of the medical device industry at companies such as Medtronic and Boston Scientific, combined with his tremendous success at acquiring and launching new, minimally invasive products on an international scale, will have an immediate impact on the New Business Development and International activities of Orthofix", said Charles Federico, Group President and CEO of Orthofix. "Alan's addition strengthens an already successful executive management team that has a great deal of industry experience. Together with them, he will help provide the required continuity for the future."

"For many reasons, this is an extremely exciting time to be joining Orthofix, a time for achieving even greater success going forward," said Alan Milinazzo. "Indeed, the Company's consistent financial performance, sustainable competitive advantages and expanding markets - combined with a stellar reputation, worldwide reach and healthy balance sheet - create the optimal circumstance for executing an aggressive external growth strategy via acquisitions, licensing agreements and distribution opportunities," added Mr. Milinazzo.

Mr. Federico concluded: "At Orthofix, growth and the creation of value have two major components: we have to continue to perform in our core products business while, at the same

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time, bring in opportunities in the Spine, Reconstruction, and Trauma markets from outside the company. Execution of this strategy is enhanced with Alan's joining our management team."

(Please note: to view a Profile of Mr. Alan W. Milinazzo, please visit www.orthofix.com.)

About Orthofix International, N.V.
Orthofix International N.V., a global diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages, helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients via Orthofix's sales representatives and its subsidiaries, including Breg, Inc., and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and the National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements
This news release contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix, and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


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